EXHIBIT 99.1
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THE PENN
TRAFFIC
COMPANY


FOR IMMEDIATE RELEASE                          CONTACT:   Michael Barone
                                                          Susan Asquith
                                                          Travers Collins & Co.
                                                          716-842-2222




           BAY HARBOUR PREVIOUSLY OFFERED SEAT ON PENN TRAFFIC BOARD

                (PENN TRAFFIC RESPONDS TO BAY HARBOUR ASSERTION)

         SYRACUSE,  NEW YORK - MAY 7,  2007 - The Penn  Traffic  Company  (OTC:
PTFC) announced today that, contrary to Bay Harbour's recent disclosure, Penn Traffic has in fact offered a board seat to a designee of Bay Harbour.

         In an amended Schedule 13D, dated May 4, 2007, filed by Bay Harbour Management, L.L.C., Bay Harbour Master Ltd. and Trophy Hunter Investments, Ltd. (collectively, the "Bay Harbour Group"), the Bay Harbour Group stated that it had "suggested that [Penn Traffic] increase the number of directors and elect a designee of the [Bay Harbour Group] to fill the vacancy, which [Penn Traffic] has refused to do on terms satisfactory to the [Bay Harbour Group]."

         Contrary to this assertion, by letter dated April 23, 2007 from Bob Kelly, Chairman of the Board of Penn Traffic, to Bay Harbour Management, L.L.C., Penn Traffic expressly invited a representative of Bay Harbour to serve on the Board of Directors of Penn Traffic. As a condition to providing Bay Harbour's board designee with confidential information regarding the Company (which the designee would receive as a member of the Penn Traffic Board), the Company has requested that Bay Harbour first enter into a customary confidentiality agreement. Thus far, Bay Harbour has declined to enter into such an agreement.

         In light of Bay Harbour's significant ownership position in Penn Traffic, the Penn Traffic Board believes that providing Bay Harbour with access to the Company's confidential information, without restricting the actions that Bay Harbour may take once it receives such information, would not be in the best interest of all of Penn Traffic's stockholders.

         In addition, Bob Kelly noted that he believes the current Penn Traffic Board has made significant progress in overseeing the Company, and believes the Company has been very active and responsive to the concerns of its shareholders. In particular, he noted that the Board has hired a new CEO, replaced the Company's CFO and hired other members of senior management, has replaced the Company's auditors, and has conducted two shareholder information calls regarding the current status of the Company.



FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the Company to generate cash; the ability of the Company to attract and maintain adequate capital; the ability of the Company to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the Company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the Company, including the previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. The Company does not necessarily intend to update these factors.

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         The Penn Traffic Company operates 106 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving approximately 120 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.


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